Exhibit 10.1

Schoemakers, Reijnen & Takken
Notariskantoor regio Schiphol
Boslaan 4 hoek Kruisweg Postbus 289 2130 AG HOOFDDORP, The Netherlands
Telefoon 023-5637020 Telefax 023-5614951

POWER OF ATTORNEY TO BUY AND ASSUME SHARES

The undersigned:

the private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid"): Vastgoed Beleggings Mij. Bunnik I B.V., having its corporate seat in Bunnik, The Netherlands, having its principal place of business in 1391 LE Abcoude (The Netherlands), Achter de Kerken 101, registered with the trade register of the Chamber of Commerce and Industries for Midden-Nederland (The Netherlands) under file number 30059096,hereinafter referred to as: "the Purchaser", hereby grants power of attorney to:
each of the employees working at the offices of Schoemakers, Reijnen & Takken, civil law notaries at Haarlemmermeer, The Netherlands,

in order to enable each of the said attorneys in fact:

1.
to represent the Purchaser with the sale and transfer of one hundred thirty (130) ordinary shares, numbers 1 up to and including 130, each having a nominal value of one hundred fourteen euro (€ 114,00), in the capital of Royal Invest Germany Properties 1 B.V., a private company with limited liability, having its corporate seat in Amsterdam (The Netherlands), having its principal place of business in 1066 EE Amsterdam, Ditlaar 7,  company number B.V. 236.586, registered with the trade register of the Chamber of Commerce and Industries for Amsterdam (The Netherlands) under file number 33288149, from the private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid"): Royal Invest Europe B.V., having its corporate seat in Amsterdam, The Netherlands, having its principal place of business in 1066 EE Amsterdam (The Netherlands), Ditlaar 7, registered with the trade register of the Chamber of Commerce and Industries for Amsterdam (The Netherlands) under file number 34130365, for the purchase price of one million thirty-eight thousand nine hundred ninety-six euro (€ 1,038,969.00);

2.	to sign the notarial deed of transfer of shares on behalf of the Purchaser, in accordance with the draft drawn up by Schoemakers, Reijnen & Takken, civil law notaries at Haarlemmermeer, The Netherlands, characterized "334367.01 / rg / rg”;

3.	further execute and sign all other necessary documents, including any changes with the trade register of the Chamber of Commerce and Industries due to this share transfer;

the Purchaser declares that he is aware that the aforementioned shares have been pledged in favour of the private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid"): Machine Transport Midden-Nederland B.V., having its corporate seat in Bunnik, The Netherlands, having its principal place of business in 2231 HV Rijnsburg  (The Netherlands), Brouwerstraat 138 C, registered with the trade register of the Chamber of Commerce and Industries for Den Haag (The Netherlands) under file number 30157069.

This power of attorney is granted with the permission to act on behalf of the (possible) adversary party. The undersigned shall hold the attorney harmless and shall fully indemnify him or her for any action taken by him or her under this power of attorney.

Thus signed in _________________, The Netherlands, on __________________2007.

________________________________
Name    : D. Havenaar
Title      : sole managing director of Royal Invest Development and Services B.V.;
                 Royal Invest Development and Services B.V.
                acting as sole managing director  of Vastgoed Beleggings Mij. Bunnik I B.V.